Exhibit 99.1

Cutera® Announces Second Quarter 2024 Financial Results

Brisbane, California, August 8, 2024 – CUTERA, INC. (Nasdaq: CUTR), a leading provider of aesthetic and dermatology solutions, today reported financial results for the second quarter ended June 30, 2024.

•Consolidated revenue for the second quarter of 2024 of $34.4 million
•Cash, cash equivalents, and restricted cash of $84.3 million
•AviClear growth of 41% vs prior year period driven by international capital system sales
•Service growth of 7% vs prior year period, highlighting improvements in field service and overall customer support
•Completion of the Q4 2023 corporate restructuring program, and announcement of additional cost reduction initiatives, allowing for both improved cost structure and better organization alignment

“The second quarter was challenging for Cutera and for the aesthetics industry in general. While AviClear experienced continued momentum internationally, and our launch of Xeo+ is off to a promising start, our overall performance did not meet expectations, particularly in North America,” commented Taylor Harris, Chief Executive Officer of Cutera, Inc. “We are responding to the challenging market environment with new commercial leadership in North America, additional cost reductions, and continued focus on building the AviClear franchise through training and education, cooperative marketing, launches in new international markets, and clinical indication expansion.”

Steve Kreider Promoted to Senior Vice President, North America

In July 2024, Steve Kreider was promoted to Senior Vice President (SVP), North America, with leadership responsibility for the combined North American commercial organization, including sales, marketing and customer excellence. Mr. Kreider joined Cutera in 2022 as SVP, Global Marketing, and brings close to 20 years of experience in dermatology and aesthetics, having served in prior commercial and business development leadership roles at Ortho Dermatologics, Merz Aesthetics, and Medicis.

Taylor Harris commented “I am thrilled to appoint Steve to this role, and I’m confident that he is the right leader to unify our commercial efforts to best serve our customers. Steve brings tremendous passion for building great teams and culture, as well as deep experience in our space, all of which will serve Cutera well.”

Second Quarter 2024 Financial Highlights

Consolidated revenue for the second quarter of 2024 was $34.4 million, a decrease of 44% compared to the second quarter 2023. Revenue in the second quarter of 2023 included skincare revenue of $9.4 million and as the skincare distribution agreement was terminated in February 2024, the second quarter of 2024 did not have skincare revenue. Revenue related to capital systems sales declined 39%, while recurring sources of revenue, excluding skincare, declined 20%.

Gross profit was $7.6 million, or 22.2% of revenue for the second quarter of 2024, compared to a gross profit of $26.1 million, or 42.2% of revenue, for the second quarter of 2023. On a non-GAAP basis, gross profit was $9.6 million, or 28.0% of revenue, for the second quarter of 2024, compared to $28.8 million, or 46.6%, for the second quarter of 2023. Gross profit in the second quarter, on a GAAP and a non-GAAP basis, was negatively affected by approximately $2.4 million, or 6.9% of revenue, of expense related to excess and obsolete inventory.

Operating expenses were $29.4 million for the second quarter of 2024, compared to $57.2 million in the prior year period. On a non-GAAP basis, operating expenses were $30.9 million for the second quarter of 2024, compared to $42.1 million for the prior year period.

GAAP operating loss was $21.8 million and $31.2 million for the second quarters of 2024 and 2023, respectively. Non-GAAP operating loss was $21.3 million for the second quarter of 2024, compared to a loss of $13.2 million for the second quarter of 2024.

Cash, cash equivalents, and restricted cash, were $84.3 million as of June 30, 2024, compared to $105.4 million as of March 31, 2024.

Cost Restructuring

During the second quarter, the company completed the global restructuring program that was initiated in the fourth quarter of 2023, which resulted in expense savings of approximately $20 million on an annualized basis. In addition to that program, the company has identified an additional $10 million cost reduction opportunity, which should be fully realized in 2025.

2024 Outlook

Management is revising full year revenue guidance to $140 million to $145 million, compared to previous revenue guidance of $160 million to $170 million. Cash, cash equivalents, and restricted cash guidance is updated to approximately $40 million at December 31, 2024, from the Company’s previous guidance of a range from $55 million to $60 million.

Conference Call

The Company’s management will host a conference call to discuss these results and related matters today at 1:30 p.m. PT (4:30 p.m. ET). Participating in the call will be Taylor Harris, Chief Executive Officer, Stuart Drummond, Interim Chief Financial Officer, and Shelby Eckerman, Vice President, Finance.

Participants can register for the conference call by following registration link. Upon registering, a calendar booking will be provided by email including the dial-in details and a unique PIN to access the call. Using this process will by-pass the operator and avoid the call queue. Registration will remain open until the end of the live conference call.

If participants prefer to dial in and speak with an operator, dial Canada/USA Toll Free: 1-844-763-8274 or +1-647-484-8814. It is recommended that you call in 10 minutes prior to the scheduled start time if you are using one of these operator-assisted phone numbers.

The call will also be webcast and can be accessed from the Investor Relations section of Cutera’s website at http://www.cutera.com/. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

About Cutera, Inc.
Cutera is a leading provider of aesthetic and dermatology solutions for practitioners worldwide. For over 25 years, Cutera has strived to improve lives through medical aesthetic technologies that are driven by science and powered through partnerships. For more information, call 1-888-4-CUTERA or visit Cutera.com.

*Use of Non-GAAP Financial Measures

In this press release, to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for gross margin, gross margin rate, and income or loss from operations. Non-GAAP adjustments include depreciation and amortization including contract acquisition costs, stock-based compensation, enterprise resource planning (“ERP”) implementation costs, certain legal and litigation costs, certain executive and non-recurring severance costs, retention plan costs, gain on termination of a distribution agreement, and certain other adjustments. From time to time in the future, there may be other items that the Company may exclude if the Company believes that doing so is consistent with the goal of providing useful information to investors and management. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure.

The Company defines non-GAAP financial measure, also commonly known as adjusted EBITDA, as operating income before depreciation and amortization, stock-based compensation, ERP implementation costs, certain legal and litigation costs, severance, retention plan costs, gain on early termination of distribution agreement, and other adjustments.

Company management uses non-GAAP measures as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, and for benchmarking against other similar companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP. Non-GAAP financial measures for the statement of operations and net income per share exclude the following:

Depreciation and amortization, including contract acquisition costs. The Company has excluded depreciation and amortization expense in calculating its non-GAAP operating expenses and net income measures. Depreciation and amortization are non-cash charges to current operations;

Stock-based compensation. The Company has excluded the effect of stock-based compensation expenses in calculating its non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to the Company's employees, the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expenses related to grants of options, employee stock purchase plans, and performance and restricted stock. Depending upon the size, timing, and terms of the grants, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation better allows for comparisons to its peer companies;

ERP implementation costs. The Company has excluded ERP system costs related to direct and incremental costs incurred in connection with its multi-phase implementation of a new ERP solution and the related technology infrastructure costs. The Company excludes these costs because it believes that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency, making it difficult to contribute to a meaningful evaluation of the Company’s operating performance;

Certain legal and litigation costs. The Company has excluded costs incurred related to its litigation against Lutronic Aesthetics as well as the settlement of $5.8 million, which is not part of the Company’s ordinary course of business. The Company’s complaint against Lutronic alleges misappropriation of trade secrets, violation of the Racketeer Influenced and Corrupt Organizations Act (RICO), interference with contractual relations and other claims. The Company excludes these costs as well as the settlement because this litigation is a result of a discrete event that was not part of the Company’s business strategy, but has a significant effect on the results of operations. Its costs are incidental to and do not reflect the efficiencies and effectiveness of the Company’s core operations;

Severance. The Company has excluded costs associated with restructuring activities and the separation of its officers and other executives in calculating its non-GAAP operating expenses and non-GAAP Operating Income. The Company has excluded restructuring costs because a restructuring represents a discrete event that signifies a change in the Company’s strategy, but its costs are not indicative of the ongoing financial performance of the business. The Company excludes executive separation costs because executive separations are unpredictable and not part of the Company’s business strategy but could have a significant impact on the results of operation;

Retention plan costs. The Company has excluded the expense related to a retention plan implemented in April 2023. Approximately $11 million was made available to sales personnel and key employees and was scheduled to be paid in quarterly installments through October 2024. The Company expects that the final aggregate payments under the retention plan will be approximately $7 million. The Company has excluded expense related to this retention plan as such costs are not considered part of ongoing operations; and

Gain on early termination of distribution agreement. The Company has excluded a gain recorded in connection with the early termination of a distribution agreement with ZO USA in calculating its non-GAAP operating expenses and non-GAAP operating income. The Company recorded the net gain of $9.7 million in the Company's condensed consolidated statement of operations for the three months ended March 31, 2024. The Company has excluded this gain as it is not indicative of the ongoing financial performance of the business, and not part of the Company’s business strategy.

The Company believes that excluding all of the items above allows users of its financial statements to better review and assess both current and historical results of operations.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include but are not limited to, Cutera’s plans, objectives, strategies, financial performance, guidance and outlook, product launches and performance, trends, prospects, or future events and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements, or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are several risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

All statements made in this release are made only as of the date set forth at the beginning of this release. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates concerning those or other forward-looking statements. Cutera's financial performance for the second quarter ended June 30, 2024, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

Cutera Investor Relations Contact:
Shelby Eckerman, VP, Finance
IR@Cutera.com

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$83,115	$143,612
Accounts receivable, net	34,554	43,121
Inventories	80,353	62,600
Other current assets and prepaid expenses	12,961	19,852
Total current assets	210,983	269,185

Long-term inventories	13,825	16,283
Property and equipment, net	28,140	37,275
Deferred tax assets	508	579
Restricted Cash	1,196	—
Goodwill	1,339	1,339
Operating lease right-of-use assets	11,388	10,055
Other long-term assets	8,916	11,575
Total assets	$276,295	$346,291

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$17,617	$19,829
Accrued liabilities	30,356	55,055
Operating leases liabilities	3,382	2,441
Deferred revenue	8,798	10,422
Total current liabilities	60,153	87,747

Deferred revenue, net of current portion	1,507	1,494
Operating lease liabilities, net of current portion	9,223	8,887
Convertible notes, net of unamortized debt issuance costs	419,841	418,695
Other long-term liabilities	1,242	1,298
Total liabilities	491,966	518,121

Stockholders’ deficit:
Common stock	20	20
Additional paid-in capital	135,114	131,496
Accumulated deficit	(350,805)	(303,346)
Total stockholders' deficit	(215,671)	(171,830)
Total liabilities and stockholders' deficit	$276,295	$346,291

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net revenue:
Products	$28,357	$56,175	$61,472	$105,296
Service	6,020	5,650	11,698	11,055
Total net revenue	34,377	61,825	73,170	116,351
Cost of revenue:
Products	23,765	32,051	47,054	62,110
Service	2,968	3,691	6,053	6,526
Total cost of revenue	26,733	35,742	53,107	68,636
Gross profit	7,644	26,083	20,063	47,715
Gross margin %	22.2%	42.2%	27.4%	41.0%

Operating expenses:
Sales and marketing	20,664	33,271	44,341	62,783
Research and development	4,463	5,784	9,464	12,252
General and administrative	4,321	18,191	17,202	30,444
Gain on early termination of distribution agreement	—	—	(9,708)	—
Total operating expenses	29,448	57,246	61,299	105,479
Loss from operations	(21,804)	(31,163)	(41,236)	(57,764)
Amortization of debt issuance costs	(575)	(557)	(1,146)	(1,109)
Interest on convertible notes	(2,959)	(2,958)	(5,898)	(5,897)
Interest income	1,025	2,179	2,480	4,658
Other expense, net	(387)	(453)	(1,703)	(616)
Loss before income taxes	(24,700)	(32,952)	(47,503)	(60,728)
Income tax expense (benefit)	(19)	326	(44)	598
Net loss	$(24,681)	$(33,278)	$(47,459)	$(61,326)

Net loss per share:
Basic	$(1.23)	$(1.68)	$(2.37)	$(3.09)
Diluted	$(1.23)	$(1.68)	$(2.37)	$(3.09)

Weighted-average number of shares used in per share calculations:
Basic	20,091	19,858	20,041	19,819
Diluted	20,091	19,858	20,041	19,819

 CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Cash flows from operating activities:
Net loss	$(24,681)	$(33,278)	$(47,459)	$(61,326)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,593	1,550	3,702	4,936
Depreciation and amortization	1,804	1,829	3,795	3,238
Amortization of contract acquisition costs	1,378	1,891	2,769	4,069
Amortization of debt issuance costs	575	557	1,146	1,109
Deferred tax assets	26	30	71	43
Provision for credit losses	2,627	1,689	4,808	1,914
Unrealized gain on foreign exchange forward	—	623	—	—
Accretion of discount on investment securities and investment income, net	—	180	—	146
Changes in assets and liabilities:
Accounts receivable	(287)	(3,621)	3,634	(10,031)
Inventories	2,879	5,627	(8,582)	(536)
Other current assets and prepaid expenses	6,332	1,277	6,892	(776)
Other long-term assets	(90)	(2,771)	(330)	(4,782)
Accounts payable	4,301	(336)	(2,212)	(1,666)
Accrued liabilities	(16,525)	(5,512)	(24,441)	(3,806)
Operating leases, net	(26)	(14)	(56)	(30)
Deferred revenue	(150)	308	(1,611)	509
Net cash used in operating activities	(20,244)	(29,971)	(57,874)	(66,989)

Cash flows from investing activities:
Acquisition of property and equipment	(882)	(14,755)	(1,217)	(25,108)
Proceeds from maturities of marketable investments	6	58,705	63	152,859
Purchases of marketable investments	—	—	—	(23,467)
Net cash provided by (used in) investing activities	(876)	43,950	(1,154)	104,284

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	—	749	—	858
Taxes paid related to net share settlement of equity awards	(20)	(789)	(84)	(3,186)
Payments on finance lease obligations	7	(113)	(189)	(237)
Net cash used in financing activities	(13)	(153)	(273)	(2,565)

Net increase (decrease) in cash, cash equivalents and restricted cash	(21,133)	13,826	(59,301)	34,730
Cash, cash equivalents, and restricted cash at beginning of period	105,444	167,528	143,612	146,624
Cash and cash equivalents at end of period	$84,311	$181,354	$84,311	$181,354

 CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended		% Change	Six Months Ended		% Change
	June 30, 2024	June 30, 2023	2023 Vs 2022	June 30, 2024	June 30, 2023	2023 Vs 2022
Revenue By Geography:
North America	$15,980	$32,437	-50.7%	$34,371	$59,639	-42.4%
Japan	3,829	12,810	-70.1%	11,427	25,718	-55.6%
Rest of World	14,568	16,578	-12.1%	27,372	30,994	-11.7%
Total Net Revenue	$34,377	$61,825	-44.4%	$73,170	$116,351	-37.1%
International as a percentage of total revenue	53.5%	47.5%		53.0%	48.7%

Revenue By Product Category:
Systems
–North America	$9,814	$23,598	-58.4%	$21,673	$42,768	-49.3%
–Rest of World (including Japan)	14,086	15,664	-10.1%	26,487	31,036	-14.7%
Total Systems	23,900	39,262	-39.1%	48,160	73,804	-34.7%
Consumables	4,457	7,491	-40.5%	9,112	13,938	-34.6%
Skincare	—	9,422	-100.0%	4,200	17,554	-76.1%
Total Products	28,357	56,175	-49.5%	61,472	105,296	-41.6%
Service	6,020	5,650	+6.5%	11,698	11,055	+5.8%
Total Net Revenue	$34,377	$61,825	-44.4%	$73,170	$116,351	-37.1%

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$144	$361	$293	$725
Sales and marketing	404	1,283	970	2,431
Research and development	264	415	569	1,108
General and administrative	781	(509)	1,870	672
	$1,593	$1,550	$3,702	$4,936

CUTERA, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages)
(unaudited)

	Three Months Ended June 30, 2024
	Gross Profit	Gross Margin	Operating Expenses	Operating Loss

Reported	$7,644	22.2%	$29,448	$(21,804)
Adjustments:
Depreciation and amortization including contract acquisition costs	1,826	5.3%	1,357	3,183
Stock-based compensation	144	0.4%	1,449	1,593
Legal - Lutronic settlement		—%	(5,750)	(5,750)
Severance	4	—%	676	680
Retention plan costs	7	—%	821	828
Gain on early termination of distribution agreement	—	—%	—	—
Other adjustments	—	—%	—	—
Total adjustments	1,981	5.8%	(1,447)	534
Non-GAAP	$9,625	28.0%	$30,895	$(21,270)

	Three Months Ended June 30, 2023
	Gross Profit	Gross Margin	Operating Expenses	Operating Loss

Reported	$26,083	42.2%	$57,246	$(31,163)
Adjustments:
Depreciation and amortization including contract acquisition costs	1,998	3.2%	1,993	3,991
Stock-based compensation	361	0.6%	1,189	1,550
ERP implementation cost	—	—	770	770
Legal - Lutronic settlement	—	—	394	394
Severance	—	—	234	234
Retention plan costs	65	—	2,907	2,972
Board of Directors legal and advisory fees	—	—%	7,709	7,709
Other adjustments	307	0.5	—	307
Total adjustments	2,731	4.4%	15,196	17,927
Non-GAAP	$28,814	46.6%	$42,050	$(13,236)

CUTERA, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages)
(unaudited)

	Six Months Ended June 30, 2024
	Gross Profit	Gross Margin	Operating Expenses	Operating Loss

Reported	$20,063	27.4%	$61,299	$(41,236)
Adjustments:
Depreciation and amortization including contract acquisition costs	3,921	5.4%	2,644	6,565
Stock-based compensation	293	0.4%	3,409	3,702
Legal - Lutronic settlement	—	—%	(5,750)	(5,750)
Severance	96	0.1%	803	899
Retention plan costs	55	0.1%	3,572	3,627
Gain on early termination of distribution agreement	—	—%	(9,708)	(9,708)
Other adjustments	—	—%	263	263
Total adjustments	4,365	6.0%	(4,767)	(402)
Non-GAAP	$24,428	33.4%	$66,066	$(41,638)

	Six Months Ended June 30, 2023
	Gross Profit	Gross Margin	Operating Expenses	Operating Loss

Reported	$47,715	41.0%	$105,479	$(57,764)
Adjustments:
Depreciation and amortization including contract acquisition costs	3,597	3.1%	3,981	7,578
Stock-based compensation	725	0.6%	4,211	4,936
ERP implementation cost	—	—%	1,288	1,288
Legal - Lutronic settlement	—	—%	1,046	1,046
Severance	119	0.1%	430	549
Retention plan costs	65	0.1%	2,907	2,972
Board of Directors legal and advisory fees	—	—%	7,709	7,709
Other adjustments	307	0.3%	585	892
Total adjustments	4,813	4%	22,157	26,970
Non-GAAP	$52,528	45.1%	$83,322	$(30,794)